Exhibit 3.2

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“LOOKSMART, LTD.”, A DELAWARE CORPORATION,

WITH AND INTO “MARITIME TECHNOLOGIES CORP. “UNDER THE NAME OF “MARITIME TECHNOLOGIES CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2015, AT 12:33 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5716341 8100M SR# 20150675915	Authentication: 10314537 Date: 10-28-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:33 PM 10/28/2015 FILED 12:33 PM 10/28/2015 SR 20150675915 - File Number 5716341

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

LOOKSMART, LTD.

INTO

MARITIME TECHNOLOGIES CORP.

__________

Pursuant to Section 251 of the General Corporation Law of

the State of Delaware

_________________________

Maritime Technologies Corp., a Delaware corporation (the “Company”), does hereby certify as follows:

FIRST:          That the name and state of incorporation of the constituent corporations (the “Constituent Corporations”) in the Merger (defined below) are as follows:

Name	State of Incorporation

Maritime Technologies Corp.	Delaware

LookSmart, Ltd.	Delaware

SECOND:    That Agreement and Plan of Merger dated April 23, 2015, as amended on September 22, 2015 (“Merger Agreement”), by and among Pyxis Tankers, Inc., Maritime Technologies Corp., LookSmart, Ltd. and LookSmart Group, Inc., the terms and conditions of the merger of LookSmart, Ltd. with and into the Company (the “Merger”), has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware and, with respect to the approval by the stockholders at a special meeting of LookSmart, Ltd and by the written consent of the sole stockholder of the Company.

THIRD:         That the name of the surviving corporation is Maritime Technologies Corp. (the “Surviving Corporation”).

FOURTH:     The Certificate of Incorporation of Maritime Technologies Corp., as in effect on the date of the merger provided for in the Merger Agreement, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

FIFTH:          That an executed copy of the Merger Agreement is on file at the office of the Surviving Corporation at the following address:

Maritime Technologies Corp.

59 K. Karamanli Street

Maroussi 15125 Greece

SIXTH:         That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH:   That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature Page to Follow]

The Company has caused this Certificate of Merger to be executed by an authorized officer as of this 28th day of October 2015.

MARITIME TECHNOLOGIES CORP.

By:	/s/ Valentios Valentis
Name: Valentios (“Eddie”) Valentis
Title: Chief Executive Officer

[Signature page to Certificate of Merger]